UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

GLOBAL MEDICAL REIT INC.
(Name of Registrant as Specified in Its Charter)

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GLOBAL MEDICAL REIT INC.

1601 Blake Street, Suite 310

Denver, Colorado 80202

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: September ___, 2014

TO THE STOCKHOLDERS OF GLOBAL MEDICAL REIT INC.:

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“our common stock”), of Global Medical REIT Inc., a Maryland corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of amendments to our Articles of Incorporation described below (the “Amendment to Articles”) taken by written consent of the holder of a majority of the issued and outstanding shares of our  common stock:

1.

An amendment to our articles of incorporation to increase the number of authorized shares of common stock, $0.001 par value (the “our common stock”) from 100,000,000 to 500,000,000 (the “Authorized Share Increase”); and

2.

Effect a reverse stock split of the outstanding shares of our common stock at the ratio of 1-for-400 (the “Reverse Stock Split”).

The purpose of this Information Statement is to notify our stockholders that on May 27, 2014, Heng Fai Enterprises, Ltd. (“Heng Fai”), the holder of 7,530,000 shares (approximately 94.13%) of our issued and outstanding our common stock as of the date of such shareholder action executed a written consent approving the Reverse Stock In accordance with Rule 14c-2 promulgated under the Exchange Act, the Amendment to Articles will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Amendment to Articles under Maryland law and our Charter. As a result, no further action by any other stockholder is required to approve the Amendment to Articles and we have not solicited, and will not be soliciting, your approval of the Amendment to Articles.

This notice and the accompanying Information Statement are being mailed to our stockholders of record as of September 9, 2014 on or about September ___, 2014. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

GLOBAL MEDICAL REIT INC.

/s/ David A. Young
David A. Young Chief Executive Officer

TABLE OF CONTENTS

GENERAL	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	5
ACTION ONE: AUTHORIZED SHARE INCREASE	6
ACTION TWO: REVERSE STOCK SPLIT	7
ADDITIONAL INFORMATION	11
MISCELLANEOUS	11

GLOBAL MEDICAL REIT INC.

1601 Blake Street, Suite 310

Denver, Colorado 80202

__________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholder

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“our common stock”), of Global Medical REIT Inc., a Maryland corporation, in connection with the actions by written consent of the holder of a majority of our issued and outstanding shares of our common stock taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to Global Medical REIT Inc. We are mailing this Information Statement to our stockholders of record as of September 9, 2014 on or about September ___, 2014.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Action by Majority Stockholder

This notice and accompanying Information Statement is furnished to the holders of shares of our common stock in connection with the approval of amendments to our Articles of Incorporation described below (the “Amendment to Articles”):

1.

An amendment to our articles of incorporation to increase the number of authorized shares of common stock, $0.001 par value (the “our common stock”) from 100,000,000 to 500,000,000 (the “Authorized Share Increase”); and

2.

Effect a reverse stock split of the outstanding shares of our common stock at the ratio of 1-for-400 (the “Reverse Stock Split”).

On May 27, 2014, our board of directors unanimously adopted resolutions approving the Reverse Stock Split.

On August 29, 2014, our board of directors unanimously adopted resolutions approving the Authorized Share Increase.

As of the close of business on September 9, 2014, we had 100,000,000 shares of our common stock outstanding and entitled to vote on the Amendment to Articles. Each share of outstanding our common stock is entitled to one vote.

On May 27, 2014, pursuant to Section 2-505(b)(2) of the Maryland General Corporation Law (the “MGCL”) and as provided by our Charter, we received written consent approving the Reverse Stock Split from Heng Fai Enterprises, Ltd., the holder of 7,530,000 shares (approximately 94.13%) of our issued and outstanding shares of our common stock as of May 27, 2014 (the “Majority Stockholder”). Pursuant to our charter and section 2-105(a)(13) of the MGCL only Board of Director consent is necessary to increase the authorized shares of the Company.  Thus, your consent is not required on these two matters and is not being solicited in connection with the approval of the Amendment to Articles.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September _______, 2014 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent, (ii) each of our executive officers and directors, and (iii) our directors and executive officers as a group.

Unless otherwise indicated, the business address of each person listed is in care of Global Medical REIT Inc., 1601 Blake Street, Suite 310, Denver, Colorado 80202. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

The amounts included in the table under “Post-Reverse Stock Split” give effect to (a) completion of the Reverse Stock Split and (b) the issuance of 355,829 shares of post-Reverse Stock Split common stock, as further described in the footnotes to the table, upon conversion of the convertible promissory notes (the “Convertible Debenture”) issued by us to Heng Fai. Since we did not have a sufficient number of shares of pre-Reverse Stock Split common stock to issue upon conversion of the Heng Fai Convertible Debenture, Heng Fai is entitled to convert the principal balance of the note and any accrued interest into shares of our common stock, subject to certain anti-dilution rights, once the Reverse Stock Split becomes effective.

	Pre-Reverse Stock Split		Post-Reverse Stock Split
	Amount and Nature of Beneficial Ownership	% of Class(1)	Amount and Nature of Beneficial Ownership	% of Class(2)
David Young, Chief Executive Officer and Director	-	-%	-	-%
Conn Flanigan, Chief Financial Officer and Director	-	-%	-	-%
Fai H. Chan, Director(3)	99,530,000(3)	99.5%	604,654(3)	99.81%

All officers and directors as a group (three persons)	99,530,000(3)	99.5%	604,654(3)	99.81%

HFE USA, LLC (“HFE USA”)	99,530,000(3)	99.5%	604,654(3)	99.81%

(1)

Based on 100,000,000 shares of common stock as of September ______, 2014.

(2)

Based on 605,829 shares of post-Reverse Stock Split common stock.

(3)

The amount shown in the table under “Pre-Reverse Stock Split” as beneficially owned by Mr. Chan includes 99,530,000 shares owned by HFE USA, a wholly owned subsidiary of Heng Fai Enterprises Limited. The amount shown in the table under “Post-Reverse Stock Split” as beneficially owned by Mr. Chan gives effect to completion of the Reverse Stock Split and consists of 248,825 shares owned by HFE USA and 355,829 shares issuable to HFE USA pursuant to the Convertible Debenture. Mr. Chan has voting and dispositive control over securities held by HFE USA whose address is 24/F Wyndham Place, 40-44 Wyndham Street, Central, Hong Kong, PRC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Amendment to Articles that is not shared by all other stockholders except as follows:

On July 17, 2014, we converted a $7,468,142 unsecured, interest free demand loan held by HFE USA, our majority shareholder, into a Convertible Debenture (the “Convertible Debenture”) that bears interest at the rate of 8% per annum and is convertible into shares of our common stock at a conversion price of $0.03187 per share subject to adjustment as hereinafter set forth. Interest is payable monthly and the principal balance is due in full on June 31, 2015. The conversion price of the Convertible Debenture is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

ACTION NO.1: AUTHORIZED SHARE INCREASE

The Amendment to Increase Shares of our common stock

On August 29, 2014 our board of directors approved, subject to shareholder approval, the Amendment to Articles, which includes an amendment to our current articles of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000. The text of the proposed Amendment to Articles is set forth in Exhibit A.

Purposes of the Increase in Shares of our common stock

The Company currently has authorized capital stock of 100,000,000 shares of our common stock, with 100,000,000 shares outstanding and 10,000,000 shares of blank check preferred stock with no shares outstanding. The Majority Stockholder voted in favor of the amendment to increase the authorized shares of our common stock to 500,000,000, in order to improve our financial flexibility with respect to our capital structure by having additional shares for future equity financings and acquisitions. The extra shares of authorized our common stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such additional shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the additional shares to acquire another company or its assets, or for any other corporate purpose stated.

Principal Effects of the Increase in Authorized Shares

The Company's stockholders will not realize any dilution in their ownership or voting rights as a result of the increase in authorized shares of our common stock, but will experience dilution to the extent additional shares are issued in the future.

Having an increased number of authorized but unissued shares of our common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The issuance of additional shares of our common stock may, if such shares are issued at prices below what current stockholders’ paid for their shares, reduce stockholders’ equity per share and dilute the value of current stockholders’ shares. It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of our common stock that would become authorized by the Amendment to Articles unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Majority Stockholder that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of us and our stockholders.

When issued, the additional shares of our common stock authorized by the Amendment to Articles will have the same rights and privileges as the shares of our common stock currently authorized and outstanding. Holders of our common stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of our common stock when such shares are issued.

Shares of authorized and unissued our common stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, that any takeover of us could occur. Issuance of additional our common stock could have a deterrent effect on persons seeking to acquire control. The Board also could, although it has no present intention of so doing, authorize the issuance of shares of our common stock to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to our Articles of Incorporation or Bylaws would not receive the required stockholder approval. Accordingly, the power to issue additional shares of our common stock could enable the Board to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board.

No Vote Required

Pursuant to our charter to the MGCL, the approval of this Action No. 1 only required the consent of our Board of Directors, which was provided on May 27, 2014.

ACTION NO. 2: REVERSE STOCK SPLIT

The Reverse Stock Split

On May 27, 2014 our board of directors approved, subject to shareholder approval, an amendment to our current articles of incorporation to effect a reverse stock split of the outstanding shares of our common stock at the ratio of 1-for-400 (the “Reverse Stock Split”). The text of the proposed Amendment to Articles is set forth in Exhibit A.

Reasons for the Reverse Stock Split

Upon completion of the reverse stock split and increase in shares of common stock from 100,000,000 shares to 500,000,000 shares, an additional 499,980,000 shares of common stock will be available for issuance. The availability of these shares will enable the holder of the Convertible Debenture to convert its debt into shares of our common stock which will in turn satisfy the aggregate principal amount of the Convertible Debenture of $4,536,102. Our board of directors believes it is in the best interests of our company to accomplish this objective. In addition to providing a means to satisfy our payment of the Convertible Debenture, the Reverse Stock Split is intended to increase the per share stock price of our common stock. As of September _____, 2014, the last reported closing price of our common stock was less than $0.01 per share. The Board believes that if we are able to successfully maintain a higher price per share of our common stock, we will be able to generate greater interest among investors. If we are successful in generating greater interest among investors, we anticipate our common stock would have greater liquidity and a stronger investor base. The Board also acknowledges that a higher stock price is necessary in order for our common stock to qualify for a listing on the New York Stock Exchange, the NASDAQ Stock Market or another national stock exchange.

We cannot assure you that we will be successful in generating greater interest among investors and institutions or that our common stock will ever qualify for a listing on the New York Stock Exchange, the NASDAQ Stock Market or another national stock exchange. Stockholders should also note that there is no assurance that the prices for shares of our common stock after the Reverse Stock Split will increase proportionally to the exchange ratio of the Reverse Stock Split (or at all). Other factors such as our financial results, market conditions and the market’s perception of our business and management may adversely affect the market price of our  common stock. We cannot guarantee to stockholders that the price of our shares of our common stock will reach or sustain any price level in the future, and it is possible the Reverse Stock Split will have no lasting impact on our  common stock share price. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. Consequently, there can be no assurance that the Reverse Stock Split will achieve its desired results.

In evaluating the Reverse Stock Split, the Board considered negative factors generally associated with reverse stock splits. Among others, the Board considered the negative perception of reverse stock splits held by some investors, analysts and other market participants, as well as the fact that the stock price of some companies that have affected reverse stock splits have subsequently declined back to pre-reverse stock split levels. Despite these potential negative factors, the Board determined they were outweighed by the potential benefits.

Effects of Reverse Stock Split

Of the 100,000,000 shares of pre-Reverse Stock Split common stock which are presently authorized, all 100,000,000 shares are issued and outstanding as of September __, 2014. The Reverse Stock Split does not change number of our authorized shares of common stock. The practical effect of the Reverse Stock Split will be to provide us with 99,750,000 additional authorized but unissued shares of our post-Reverse Stock Split common stock which, along with our proposed increased in authorized common stock from 100,000,000 to 500,000,000 will increase the total number of authorized but unissued shares of common stock available for future issuance to 499,394,171 after giving effect to the issuance of approximately 355,829 shares of post-Reverse Stock Split common stock upon conversion of the Convertible Debentures.

The following table presents information about our issued and outstanding common stock, shares reserved and shares available for future issuance, on a pre-Reverse Stock Split and post-Reverse Stock Split basis:

Description	Number of Shares
	Pre-Reverse Split	Post-Reverse Split*
Total Authorized Shares of our common stock	100,000,000	500,000,000
Less: Issued and Outstanding Shares	100,000,000	250,000
Less: Estimated Number of Shares to be Issued upon conversion of the Convertible Debenture (excluding shares issuable as interest thereon, if any)	-	355,829
Total Issued and Outstanding Shares of our common stock plus Shares Reserved	100,000,000	605,829
Unreserved Shares Available for Future Issuance	-	499,394,171

* Estimated, subject to rounding.

If the Amendment to Articles is not approved and filed, we will not have a sufficient number of authorized shares of common stock to permit conversion of the Convertible Debenture and the amounts due under the Convertible Debenture would become payable in cash. In view of the approval of the Amendment to Articles by our board of directors, and by the Majority Stockholder pursuant to the Written Consent, we believe that we will have sufficient shares to permit conversion of the Convertible Debenture.

Our board of directors and management also believe that it is prudent and advisable for us to retain a sufficient number of authorized shares now to better position ourselves with added flexibility to raise additional capital through a variety of possible financing transactions and/or consummate mergers, acquisitions, combinations and various other strategic alternatives, and in order to avoid delays that might otherwise arise if we were required to solicit shareholder approval for additional shares at the time of a proposed transaction.

Our authorized but unissued common stock may be issued at the direction of our board of directors at such times, in such amounts and upon such terms as our board of directors may determine, without further approval of our shareholders unless, in any instance, such approval is expressly required by law. The increase in the number of authorized common shares may affect the rights of existing holders of common shares to the extent that future issuances of common shares reduce each existing shareholder’s proportionate ownership and voting rights in our company. In addition, possible dilution caused by future issuances of common shares could be accompanied by a decline in the market price of our shares, assuming a market for our common stock continues.

The additional common stock that will be available for issuance following the Reverse Stock Split and the Authorized Share Increase could have material anti-takeover consequences, including the ability of our board of directors to issue additional common shares without additional shareholder approval because unissued common stock could be issued by our board of directors in circumstances that may have the effect of delaying, deterring or preventing takeover bids. For example, without further shareholder approval, our board of directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because shareholders do not have preemptive rights under our Articles of Incorporation, as amended, the rights of existing shareholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. In proposing the Reverse Stock Split and Authorized Share Increase our board of directors was, in part, motivated by our desire to provide sufficient shares to permit conversion of the Convertible Debenture as an alternative to repaying it on its maturity date, as well as other business and financial considerations, and not by the threat of any attempt to accumulate shares or otherwise gain control of our company. However, shareholders should nevertheless be aware that approval of the Amendment to Articles could facilitate our efforts to deter or prevent changes of control in the future.

Other than as set forth herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock. Our board of directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our shareholders. It is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business will materially change as a result of the Reverse Stock Split, except as impacted by the conversions of the Convertible Debenture.

At the Effective Time (as defined below), each lot of 400 pre-Reverse Stock Split shares of our common stock (the “Old Shares”), as determined by the Board, issued and outstanding immediately prior to the Effective Time will, automatically and without any further action on the part of our stockholders, be combined into and become one post-Reverse Stock Split share of our common stock (a “New Share”), subject to the treatment for fractional shares described below, and each certificate which, immediately prior to the Effective Time, represented Old Shares will be deemed, for all corporate purposes, to evidence ownership of New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

The Reverse Stock Split will be effected simultaneously for all of our then-existing Old Shares and the exchange ratio will be the same for all of our shares of outstanding our common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, subject to the treatment for fractional shares described below. See “Fractional Shares” below. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as Old Shares. Pursuant to Section 5.4 of our Charter, stockholders of the Company do not have preemptive rights to acquire additional shares of our common stock. The following table provides the effects of the Reverse Stock Split based on 100,000,000 shares of our common stock outstanding as of September ___, 2014.

Reverse Stock Split	Percentage Reduction in the Outstanding Shares of our common stock	our common stock Outstanding after the Reverse Stock Split	our common stock Available for Issuance after the Reverse Stock Split
1-for-400	75.0%	250,000	99,750,000(1)

(1)

Amount does not give effect to the increase from 100,000,000 to 500,000,000 in authorized shares of common stock thus increase the common stock available for issuance after the Reverse Stock Split and the Increase in Authorized our common stock to 499,750,000.

A new CUSIP number will also be assigned to our common stock following the Reverse Stock Split.

Commencing at the Effective Time, all outstanding options, warrants and other convertible securities entitling holders thereof to purchase shares of our common stock would entitle such holders to receive, upon exercise of their securities, 1/400th of the number of shares of our common stock which such holders may purchase upon exercise or conversion of their securities. In addition, commencing at the Effective Time, the exercise or conversion price of all outstanding options, warrants and our other convertible securities will be increased 400 times, based on the exchange ratio of the Reverse Stock Split.

Par Value Per Share of our common stock

As a consequence of the Reverse Stock Split, the par value per share of our common stock will remain at $0.001 per share.

Fractional Shares

No scrip or fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to receive a fractional share of our common stock. In lieu of issuing fractional shares, the Company will round up to one whole share of our common stock in the event a stockholder would be entitled to receive a fractional share of our common stock.

Effect on Voting Rights of, and Dividends on, our common stock

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split. The percentage of outstanding shares owned by each stockholder prior to the Reverse Stock Split will remain the same, except for adjustment as a consequence of rounding up of any fractional shares created by the Reverse Stock Split. See “Fractional Shares” above.

We do not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to our stockholders, other than in respect of the additional shares issued to all of our stockholders in the Reverse Stock Split as a consequence of rounding up of any fractional shares created by the Reverse Stock Split.

Effect on Liquidity

The decrease in the number of shares of our  common stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our  common stock if the anticipated beneficial effects do not occur. See “Reasons for the Reverse Stock Split” above.

Certain U.S. Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each stockholder’s own particular circumstances. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, stockholders who are not “United States persons” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), broker-dealers and tax-exempt entities. This summary is based on the Code, the U.S. Treasury Department regulations thereunder and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect. This summary addresses only those stockholders who hold their Old Shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the New Shares as capital assets.

Holders of our common stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

We are structuring the Reverse Stock Split in an effort to obtain the following consequences:

•

the Reverse Stock Split will qualify as a recapitalization under section 368(a)(1)(E) of the Code for U.S. federal income tax purposes;

•

stockholders should not recognize any gain or loss as a result of the Reverse Stock Split;

•

the aggregate basis of a stockholder’s Old Shares will become the aggregate basis of the New Shares held by such stockholder immediately after the Reverse Stock Split; and

•

the holding period of the New Shares will include the stockholder’s holding period for the Old Shares.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of our  common stock.

No Appraisal Rights

In accordance with Section 5.4 of our Charter, our stockholders will not have any right to elect to have the fair value of their shares judicially appraised and paid to them in cash in connection with, or as a result of, the Reverse Stock Split.

Effective Date of the Amendment to Articles

We intend to effectuate the Amendment to Articles on or about _____, 2014. However, the exact timing of the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders.

The Authorized Share Increase and Reverse Stock Split will become effective upon the filing of Amendment to Articles in the form attached hereto as Annex A (the “Amendment to Articles”), and its acceptance for record by, the State Department of Assessments and Taxation of Maryland or at a later date and time specified in the Amendment to Articles (the “Effective Time”), but in no event prior to the end of the 20-day period following the date on which this Information Statement is mailed first to our stockholders.

Vote Required

Pursuant to the MGCL, the approval of this Action No. 2 required a majority of our outstanding voting capital stock. As discussed above, the Majority Stockholder has consented to this Action No. 2.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 and as a result, we are subject to periodic reporting and other requirements. We will continue to be subject to these periodic reporting requirements of the Securities Exchange Act of 1934 following the Reverse Stock Split and the Reverse Stock Split will not affect the registration of our common stock under the Securities Exchange Act of 1934. Our common stock is currently quoted on the OTCQB Tier of the OTC Markets Group, and the Reverse Stock Split will require approval by FINRA pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for it to be recognized for trading purposes. We expect to receive FINRA’s approval prior to the effective date of the Reverse Stock Split.

ADDITIONAL INFORMATION

Where You May Find Additional Information

We file annual, quarterly and current reports with the Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 1601 Blake Street, Suite 310, Denver, CO 80202 or by telephoning us at (303) 894-7971.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

For this Information Statement, a number of brokers with account holders who are stockholders of ours will be householding our Information Statement and the documents incorporated by reference that we are furnishing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from our company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, or if you currently receive multiple copies of the Information Statement at your address and would like to request householding of our communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should contact us in writing at 1601 Blake Street, Suite 310, Denver, CO 80202 or by telephone at (303) 894-7971.

MISCELLANEOUS

Additional copies of this Information Statement may be obtained at no charge by writing to us at 1601 Blake Street, Suite 310, Denver, CO 80202.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

By Order of the Board of Directors, GLOBAL MEDICAL REIT INC.

/s/ David A. Young
David A. Young Chief Executive Officer

September 16, 2014

ANNEX A

GLOBAL MEDICAL REIT INC.

ARTICLES OF AMENDMENT

Global Medical REIT Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: The Corporation desires to amend its Articles of Incorporation (the “Charter”) as currently in effect and as hereinafter amended.

SECOND: Article VI of the Corporation’s Articles of Incorporation is hereby amended to delete the existing Section 6.1 and replace it with the following new Section 6.1 and include the following new Section 6.7:

Section 6.1 Authorized Shares. The Corporation has authority to issue 510,000,000 shares of stock, consisting of 500,000,000 shares of our common stock, $0.001 par value per share (“our common stock”), and 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors, and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.7 Reverse Stock Split. On the Effective Date of these Articles of Amendment, this Corporation will effect a Reverse Stock Split pursuant to which every four hundred (400) issued and outstanding shares of the Corporation's previously authorized common stock, par value $0.001 per share (the “Old  Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.001 (the “New  Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old  Common Stock represented by such certificate were reclassified and converted hereby. No cash will be paid or distributed as a result of aforementioned Reverse Stock Split of the Corporation’s common stock, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

THIRD: The foregoing amendment was approved by the Board of Directors of the Corporation by unanimous written consent in lieu of meeting on May 27, 2014. The amendment was approved by the written consent of holders a majority of our outstanding common stock, our only voting group, on May 27, 2014. The number of votes cast for the amendment was sufficient for approval by holders of common stock, our only voting group.

FOURTH: The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the act and deed of the Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledge that, to the best of the undersigned Chief Executive Officer’s knowledge, information and belief, these matters and facts relating to this Amendment to Articles of Incorporation are true in all material respect and this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 16th day of September, 2014.

Attest:	Global Medical REIT Inc.

By: /s/ Conn Flanigan	By: /s/ David Young
Conn Flanigan, Secretary	David Young, Chief Executive Officer

Return address of filing party:

Laura E. Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401